UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2009

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

                            (402) 452-5400
(Registrant’s telephone number, including area code)

                              Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Election of Director.

On May 20, 2009, the Registrant’s Board of Directors appointed Michael B. McNulty to serve as a Class I Director.    Mr. McNulty has been appointed to the Audit Committee of the Board of Directors.  There are no family relationships between Mr. McNulty and any other director or executive officer of the Registrant and he was not selected by the Board of Directors to serve as a Director pursuant to any arrangement or understanding with any person.  Mr. McNulty has not engaged in any transaction with the Registrant that would be reportable as a related party transaction under the rules of the SEC.

Item 9.01                      Financial Statements and Exhibits.

99.1           Press Release, dated May 22, 2009, announcing the appointment of Michael B. McNulty to the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

Dated: May 22, 2009	By:	/s/ Debra A. Schneider
Debra A. Schneider
Chief Financial Officer